EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3913

(Name, address and telephone number of agent for service)

Isle of Capri Casinos, Inc.(1)

(Issuer with respect to the Securities)

Delaware	41-1659606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1641 Popps Ferry Road Biloxi, MS	39532
(Address of Principal Executive Offices)	(Zip Code)

7% Senior Subordinated Notes due 2014

(Title of the Indenture Securities)

(1)	See Table 1 – List of other registrants

TABLE OF OTHER REGISTRANTS

Exact name of registrant as specified in its charter	State of incorporation or organization	I.R.S. Employer Identification No.	Primary standard industrial classification code number
CSNO, L.L.C.	Louisiana	64-0925262	7990
Gemini, Inc.	Nevada	88-0103475	7990
Grand Palais Riverboat, Inc.	Louisiana	72-1235423	7990
IOC-Boonville, Inc.	Nevada	88-0303425	7990
IOC-Coahoma, Inc.	Mississippi	64-0925253	7990
IOC Davenport, Inc.	Iowa	64-0928290	7990
IOC-Kansas City, Inc.	Missouri	64-0921931	7990
IOC Holdings, L.L.C.	Louisiana	64-0934982	7990
IOC-Lula, Inc.	Mississippi	88-0301634	7990
IOC-Natchez, Inc.	Mississippi	88-0277687	7990
Isle of Capri Bettendorf, L.C.	Iowa	62-1810319	7990
Isle of Capri Casino Colorado, Inc.	Colorado	64-0863907	7990
Isle of Capri Marquette, Inc.	Iowa	62-1810746	7990
LL Holding Corporation	Nevada	88-0445106	7990
Louisiana Riverboat Gaming Partnership	Louisiana	72-1235811	7990
LRGP Holdings, L.L.C.	Louisiana	64-0925264	7990
PPI, Inc.	Florida	65-0585198	7990
Riverboat Corporation of Mississippi	Mississippi	64-0795563	7990
Riverboat Corporation of Mississippi-Vicksburg	Mississippi	42-1400605	7990
Riverboat Services, Inc.	Iowa	42-1360145	7990
St. Charles Gaming Company, Inc.	Louisiana	72-1235262	7990

c/o Isle of Capri Casinos, Inc.

1641 Popps Ferry Road

Biloxi, Mississippi 39532

(228) 396–7000

(Address, including zip code, and telephone number, including area code, of each of the co-registrant’s principal executive offices)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of Minneapolis

Minneapolis, MN

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable

9.	Not applicable

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 30th of April, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ CAUNA M. SILVA

Cauna M. Silva Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 30, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ CAUNA M. SILVA

Cauna M. Silva Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,585,353
Loans & Lease Financing Receivables	114,718,888
Fixed Assets	1,911,662
Intangible Assets	10,254,736
Other Assets	8,093,654

Total Assets	$189,159,050
Liabilities
Deposits	$128,249,183
Fed Funds	5,098,404
Treasury Demand Notes	3,585,132
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011

Total Liabilities	$170,060,720
Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,400,138

Total Equity Capital	$19,098,330
Total Liabilities and Equity Capital	$189,159,050

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:	/S/ CAUNA M. SILVA

Vice President

Date: April 30, 2004